Exhibit 4.15
                                WARRANT AGREEMENT


         AGREEMENT, dated as of this 12th day of February, 1999, by and between PARADIGM MEDICAL INDUSTRIES, INC. (the ACompany") and KSH INVESTMENT GROUP, INC. (the "Warrant Holder").

                                   WITNESSETH:

         WHEREAS, the Warrant Holder is serving as placement agent for the Company with respect to the offer and sale, in a private placement (the "Private Placement"), of a minimum of 572,000 shares and a maximum of 1,066,340 shares of the Company=s Series D Convertible Preferred Stock, $.001 par value (the "Series D Preferred Stock");

         WHEREAS, pursuant to the Selling Agreement dated December 11, 1998, as modified by the letter agreement dated February 2, 1999, between the Company and the Warrant Holder, the Company agreed to issue pursuant to this Warrant Agreement to the Warrant Holder as compensation in part for its services as placement agent and investment banking services (i) Placement Agent Warrants to be issued to the Warrant Holder at each closing under the Private Placement to purchase at any time from the date of such closing through the applicable Warrant Expiration Date a number of shares of Common Stock of the Company equal to 6% of the number of shares of Common Stock into which the Series D Preferred Stock sold at such closing is convertible at a purchase price equal to the applicable Market Price (as defined in Section 1 hereof) for the date of such closing and (ii) Investment Banking Fee Warrants (to be issued to the Warrant Holder at the last closing under the Private Placement) to purchase for the applicable Market Price for such date at any time through the applicable Warrant Expiration Date 87,500 shares of Common Stock if a gross cumulative amount of $1,000,000 is raised, additional identical Investment Banking Fee Warrants to purchase an additional 17,500 shares of Common Stock for every additional $250,000 raised up to $1,750,000 and additional identical Investment Banking Fee Warrants to purchase up to an additional 17,500 shares of Common Stock if the final $116,095 is raised, up to a maximum of Investment Banking Fee Warrants to purchase 140,000 shares of Common Stock; it is understood that the Investment Banking Fee Warrants will be issued by the Company dated, and exercisable for the number of shares of Common Stock applicable to, the actual last closing date under the Private Placement, even if at the time of the actual last closing date a further closing was anticipated; and

         WHEREAS, the Company desires to set forth the terms and conditions relating to the issuance, registration, transfer, exchange and redemption of the Placement Agent Warrants and the Investment Banking Fee Warrants, the issuance of certificates representing the Warrants substantially in the form of Warrant Certificate annexed as Exhibit A hereto, with such changes therein as shall be applicable to the particular Warrant, the exercise of the Warrants, and the rights of the holder or holders thereof.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company and the Warrant Holder, the parties hereto agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

         (a) "Common Stock" shall mean the common stock of the Company which at the date hereof consists of 20,000,000 authorized shares, $ .001 par value, and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include (i) only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of the Warrants, or (ii) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in
Section 8(b) hereof, the stock, securities or property provided for in such section; or (iii) in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

         (b) "Corporate Office" shall mean the office of the Company at which at any particular time its principal business shall be administered, which office is located at the date hereof at 1127 West 2320 South, Suite A, Salt Lake City, Utah 84119.

         (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Company shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder (as defined below) thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price (as defined below).

         (d) "Initial Warrant Exercise Date" shall mean, with respect to each Warrant, the date of original issuance thereof in accordance with the provisions hereof.

         (e) "Purchase Price," with respect to a Warrant issued on any date, shall mean the purchase price per share to be paid upon exercise of such Warrant in accordance with the terms hereof, which price shall be the Market Price, subject to adjustment from time to time pursuant to the terms and provisions of
Section 8 hereof.

         (f) "Market Price" at any date shall be deemed to be the (i) last reported sale price on the prior trading day, as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange but is listed or quoted on the Nasdaq Stock Market (National Market or SmallCap Market) (referred to hereinafter as "Nasdaq"), the closing sales price on the prior trading day, or, (iii) if the Common Stock is not listed or admitted to trading on any national securities exchange or Nasdaq, but quotes for the Common Stock are available in the OTC Bulletin Board or "pink sheets" the closing bid price on the last trading day, or (iv) in the event the Common Stock is not traded upon a principal exchange and not listed on Nasdaq and quotes are not available on the OTC Bulletin Board, the price as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

         (g) "Registered Holder" shall mean as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Company pursuant to Section 6.

         (h) "Warrant Expiration Date" shall mean, with respect to the Placement Agent Warrants, 5:00 P. M. (New York time) on the fifth anniversary of the date of the initial closing under the Private Placement and, with respect to the Investment Banking Fee Warrants, the fifth anniversary of the date of the last closing under the Private Placement; provided that if any such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then in lieu thereof 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized or required to close. Upon thirty (30) days' written notice to all warrant holders, the Company shall have the right to extend the Warrant Expiration Date of the Placement Agent Warrants or the Investment Banking Fee Warrants.

         (i) "Warrant Shares" shall have the meaning ascribed thereto in Section 2(a).

         2.   Warrants and Issuance of Warrant Certificates.

         (a) A Warrant initially shall entitle the Registered Holder of the Warrant to purchase the number of shares of Common Stock issuable upon the exercise thereof (sometimes referred to as the "Warrant Shares"), in accordance with the terms hereof and thereof, subject to modification and adjustment as provided in Section 8.

         (b) At each closing under the Private Placement, warrant certificates ("Warrant Certificates") in the form of Exhibit A annexed hereto shall be issued and delivered by the Company to the Placement Agent representing the number of Placement Agent Warrants and Investment Banking Fee Warrants required to be delivered to the Placement Agent at such closing as provided in the second WHEREAS clause at the head of this Agreement.

         (c) From time to time, up to the applicable Warrant Expiration Date, the Company shall or shall cause its transfer agent to countersign and deliver stock certificates in required whole number denominations representing the shares of Common Stock issuable, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

         (d) From time to time, up to the applicable Warrant Expiration Date, the Company shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the applicable Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder,
(iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) those issued at the option of the Company, in such form as may be approved by the its Board of Directors, to reflect any adjustment or change made pursuant to Section 8 hereof in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants.

         3. Form and Execution of Warrant Certificates.

         (a) The Warrant Certificates shall be substantially in the form attached hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation, or to conform to usage or to the requirements of Section 2(b). The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates representing Placement Agent Warrants and Investment Banking Fee Warrants shall each be numbered serially and designated with the letters PA and IBF, respectively.

         (b) Warrant Certificates shall be executed on behalf of the Company by its President, or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures.

         4.   Exercise; Cashless Exercise.

         (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Warrant Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. Promptly following, and in any event within three (3) business days after the date of such exercise, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise (plus a certificate for any remaining unexercised Warrants of the Registered Holder).

         (b) Notwithstanding any provisions herein to the contrary, in lieu of exercising any Warrant as hereinabove permitted, the Registered Holder may elect to exercise a Warrant or a portion thereof and to pay for the Warrant Shares issuable upon such exercise by way of cashless exercise by surrendering the certificate representing such Warrant at the Corporate Office of the Company, together with the Subscription Form, in which event the Company shall issue to the Registered Holder that number of Warrant Shares computed using the following formula:

                                 WS x (MP B EP)
                     CS =    --------------------
                                       MP
Where:

         CS equals the number of Warrant Shares to be issued to the Holder;

         WS equals the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation);

         MP equals the Market Price of the Warrant Shares; and

         EP equals the Exercise Price of the Warrant Shares.

         Solely for the purposes of this Section 4(b), Market Price shall be calculated on the date on which the form of election attached to the Warrant Certificate is (i) if mailed by the Warrant Holder, the date it is post marked or (ii) if sent via facsimile, the date the facsimile is received by the Company ("Notice Date").

         5.   Reservation of Shares, Listing Payment of Taxes, etc.

         (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge) and that upon issuance such shares shall be listed on each national securities exchange or eligible for inclusion in each automated quotation system, if any, on which the other shares of outstanding Common Stock of the Company are then listed or eligible for inclusion.

         (b) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

         6.  Exchange and Registration of Transfer.

         (a)  Warrant   Certificates   may  be  exchanged   for  other   Warrant
Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part only to an officer or partner of the Warrant Holder. Warrant Certificates to be exchanged shall be surrendered to the Company at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive. The Registered Holder shall pay all transfer taxes, if any, for any transfer of Warrant Certificates.

         (b) The Company shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates of like kind and tenor representing an equal aggregate number of Warrants.

         (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the assignment or subscription form attached thereto shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

         (d) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Company and thereafter retained by the Company until termination of this Agreement.

         (e) Prior to due presentment for registration of transfer thereof, the Company may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

         7. Loss  or  Mutilation.  Upon  receipt  by  the  Company  of  evidence satisfactory to it of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to it, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute (in the absence of notice to the Company that the Warrant Certificate has been transferred pursuant to the terms of Section 6(a) hereof) and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

        8. Adjustment of Exercise Price and Number of Shares of Common Stock or Warrants.

         (a) In the event the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares, then, and thereafter upon each further such stock dividend, subdivision or combination, the Purchase Price with respect to each Warrant in effect immediately prior to such stock dividend, subdivision or combination shall be proportionately adjusted.

         Upon each adjustment of the Purchase Price with respect to a Warrant pursuant to this Section 8, the total number of shares of Common Stock purchasable upon the exercise of such Warrant shall (subject to the provisions contained in Section 8(b) hereof) be such number of shares (calculated to the nearest tenth) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

         (b) In case of any reclassification, capital reorganization or other similar change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other similar change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other similar change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other similar change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
8. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other similar changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         (c) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(d)(v) hereof, continue to express the Purchase Price per share and the number of shares purchasable thereunder as the Purchase Price per share and the number of shares purchasable were expressed in the Warrant Certificates when the same were originally issued.

         (d) After each adjustment of the Purchase Price for any Warrant pursuant to this Section 8, the Company will promptly prepare a certificate signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of such Warrant after such adjustment, and (iii) a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to each Registered Holder of Warrants at his last address as it shall appear on the registry books of the Company. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof. The affidavit of the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

         (e) No adjustment of the Purchase Price shall be made unless such adjustment would require an increase or decrease of at least $.10 in such price; provided that any adjustments which by reason of this Section 8(e) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.10 in the Purchase Price then in effect hereunder.

         (f) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 8, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

         (g) If and whenever the Company shall contemplate the grant to all the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall give each Registered Holder notice of such contemplated grant at the same time it gives the holders of its Common Stock notice of such grant, but in any event not later that 10 days prior to the record date for such grant. No Registered Holder shall be entitled to such rights, warrants or options unless, prior to the record date for such transaction, such Registered Holder shall have exercised its Warrant and shall have become a holder of Common Stock. Any Registered Holder that does exercise its Warrant prior to such record date shall be entitled to receive such rights, warrants or options that are attributable to the number of shares of Common Stock held by such Registered Holder.

         9.   Private Placement.

                  The Warrants and the Warrant Shares have not been registered under the Securities Act. Upon exercise, in part or in whole, of this Warrant, certificates representing the Warrant Shares shall bear the following legend:

                  These securities have not been registered under the Securities Act of 1933. Such securities may not be sold or offered for sale, transferred, hypothecated or otherwise assigned in the absence of an effective registration statement with respect thereto under such Act or an opinion of counsel reasonably satisfactory to the Company that an exemption from registration for such sale, offer, transfer, hypothecation or other assignment is available under such Act.

          10.     Registration of Warrant Shares.

         (a) The Company agrees to include the Warrant Shares in the registration statement which the Company has agreed to file with the Securities and Exchange Commission (the "SEC") promptly after the last closing date under the Private Placement to register the sale of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock sold in the Private Placement. The Company will use its best efforts to have such registration statement declared effective and will keep such registration statement current until such time as the Warrant Shares are fully tradeable pursuant to Rule 144
(k) promulgated under the Securities Act.

         (b) In connection  with any  registration  of Warrant Shares under this
Section 10, the Company covenants and agrees as follows:


         (i) The Company shall pay all costs (excluding fees and expenses of counsel of any holder of Warrants Shares and any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of any holder(s)), fees and expenses in connection with the registration statement filed pursuant to Section 10(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses and blue sky fees and expenses.

         (ii) The Company will take all necessary action that may be required in qualifying or registering the Warrants Shares for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the holder(s) of the Warrants, provided that the Companv shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         (iii) The Company shall indemnify the holder(s) of the Warrant Shares to be sold pursuant to the registration statement and each person, if any, who controls such holder(s) within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Warrant Shares under the securities laws thereof or filed with the SEC, any state securities commission or agency, the National Association of Securities Dealers, Inc., Nasdaq or any securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the holder(s) expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against the holder(s) or any controlling person of the holder(s) in respect of which indemnity may be sought against the Company pursuant to this
Section 10(b)(iii), the holder(s) or such controlling person shall, within thirty (30) days after the receipt of a summons or complaint, notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including, the employment and payment of reasonable fees and expenses of counsel (which counsel shall be reasonably satisfactory to the holder(s) or such controlling person), but the failure to give such notice shall not affect such indemnified person's right to indemnification hereunder except to the extent that the Company's defense of such action was materially adversely affected thereby. The holder(s) or such controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the holder(s) or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties) in any of which events the fees and expenses of not more than one additional firm of attorneys for the holder(s) and/or such controlling person shall be borne by the Company. Except as expressly provided in the previous sentence, in the event that the Company shall have assumed the defense of any such action or claim, the Company shall not thereafter be liable to the holder(s) or such controlling person in investigating, preparing or defending any such action or claim. The Company agrees promptly to notify the holder(s) of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the resale of the Warrant Shares or in connection with such registration statement.

         (iv) The holders of the Warrant Shares to be sold pursuant to the registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonable incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from written information furnished by or on behalf of such holder(s), or their successors or assigns, expressly for use in such registration statement.

         As used in this Section 10, references to "holders of the Warrant Shares" shall include the holders of the Warrants not yet exercised.


        11. Fractional Warrants and Fractional Shares.

         If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. In such event, the Company may at its option elect to round up the number of shares to which the Holder is entitled to the nearest whole share or to pay cash in respect of fractional shares in accordance with the following: With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current Market Price of one share of Common Stock.

         12. Warrant Holders Not Deemed Stockholders. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

         13. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

         14. Agreement of Warrant Holders. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, and every other holder of a Warrant that:

         (a) The Warrants are transferable only on the registry books of the Company by the Registered Holder thereof in person or by his attorney-in-fact duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Company, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Company in its discretion, together with payment of any applicable transfer taxes; and

         (b) The Company may deem and treat the Registered Holder as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary.

         15. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Company and canceled by it and retired. The Company shall also cancel any Warrant Certificates following exercise of any of the Warrants Certificates represented thereby or delivered to it for transfer, split up, combination or exchange.

         16. Modification of Agreement. This Agreement shall not be modified, supplemented or altered in any respect except with the consent in writing of the Company and the Warrant Holder, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

         17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Company; if to the Company, 1127 West 2320 South, Suite A, Salt Lake City, Utah 84119 or such other address as the Company may specify.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of laws.

         19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Registered Holders, and their respective successors and assigns, and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

         20. Termination. This Agreement shall terminate at the close of business on the latest Warrant Expiration Date of all the Warrants or such earlier date upon which all Warrants have been exercised.

         21.   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, which taken together shall constitute a single document.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       PARADIGM MEDICAL INDUSTRIES, INC.



                                       By: /s/ Thomas F. Motter
                                          _____________________________________
                                          Name: Thomas F. Motter
                                          Title: CEO



                                        KSH INVESTMENT GROUP, INC.



                                       By: /s/ Cary W. Sucoff
                                          _____________________________________
                                          Name: Cary W. Sucoff
                                          Title: Managing Director

                                    EXHIBIT A

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER SUCH ACT.


                           FORM OF WARRANT CERTIFICATE

No. ____



                WARRANT CERTIFICATE FOR PURCHASE OF COMMON STOCK

                        PARADIGM MEDICAL INDUSTRIES, INC.

                               THIS CERTIFIES THAT

         FOR   VALUE   RECEIVED    _______________________________________    or
registered assigns (the "Registered Holder") is the owner of the number of Common Stock Purchase Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and non-assessable share of Common Stock, $.001 par value ("Common Stock"), of PARADIGM MEDICAL INDUSTRIES, INC., a Delaware corporation (the "Company"), at any time between the Initial Exercise Date (as herein defined) and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form attached hereto duly executed, at the corporate office of the Company, accompanied by payment of $ (see footnote 1) per share of common stock, subject to adjustment from time to time pursuant to the terms and provisions of Section 8 of the Warrant Agreement in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement") dated February 12, 1999, by and between the Company and the Registered Holder. Terms not defined herein shall have the meanings assigned to them in the Warrant Agreement.

--------------------
1 The blanks in the form of warrant certificate shall be completed in the actual Warrant Certificates in accordance with the terms and provisions of the Warrant Agreement and the Placement Agency Agreement.

         In the  event of  certain  contingencies  provided  for in the  Warrant
Agreement, the Purchase Price and/or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modifications or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The term "Initial Exercise Date" shall mean as of the date hereof.

         The term "Expiration Date" shall mean 5:00 p.m. (New York time) on (see footnote 1), 2004. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 p.m. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflicts of laws.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by its officer thereunto duly authorized.

                                         PARADIGM MEDICAL INDUSTRIES, INC.



                                         By:___________________________________
                                            Name:
                                            Title:




Date:_________________________________

                                SUBSCRIPTION FORM

     (To Be Executed by the Registered Holder in Order to Exercise Warrants)
                           --------------------------



          Date:______________________



                  The Undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ____________ Shares of Common Stock of Paradigm Medical Industries, Inc. and hereby makes payment of $_____________________ (at the rate of $______________ per share) in payment of the Exercise Price pursuant thereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

                                       OR

                  The Undersigned hereby elects irrevocably to exercise the within Purchase Option and to purchase ___________ Shares of Common Stock of Paradigm Medical Industries, Inc. by surrender of the unexercised portion of the within Warrant. Please issue the Common Stock comprising the Warrant in accordance with the instructions given below.



                                                  ------------------------------

                                                  Signature



                                                  ------------------------------

                                                  Signature Guaranteed

                   INSTRUCTIONS FOR REGISTRATION OF SECURITIES
   Name________________________________________________________________________
                            (Print in Block Letters)
   Address_____________________________________________________________________

                  NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

                                   ASSIGNMENT
      (To Be Executed by the Registered Holder in Order to Assign Warrants)
                           ---------------------------

          FOR VALUE RECEIVED, the Undersigned Registered Holder hereby sells, assigns and transfers unto

                   ------------------------------------------
                                  (insert name)

whose taxpayer identification or other identifying number is:

____________________ and whose address is:

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------
                         (please print or type address)

the following  number of the Warrants  represented by this Warrant  Certificate:
___________________,   and   hereby   irrevocably   constitutes   and   appoints
___________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


                           ---------------------------
                                     (Date)

                           ---------------------------
                                   (Signature)





                                       2